Exhibit 10.29

                            JOINT MARKETING AGREEMENT

         This Agreement (the "Agreement") is made and entered into on this 28th day of April, 2000, (the "Effective Date") by and between CyBerCorp, Inc., a Texas corporation ("CyBerCorp"), having its principal place of business at: 115 Wild Basin Rd. Ste 300, Austin, Texas 78746, and Wall Street Strategies Corp., a New York corporation ("Wall Street Strategies"), having its principal place of business at: 130 William Street, Suite 401, New York, NY 10038.

RECITALS


         Wall Street Securities owns and operates Wall Street Strategies subscription services (the "Wall Street Strategies Services") that provide consumers with continuous real-time market information, data, charts, graphs and related financial information delivered via the Internet;

         CyBerCorp owns and operates a securities trading order entry system (the "Order Entry System");

         Wall Street Strategies desires to provide promotional space for CyBerCorp's Order Entry System and CyBerCorp desires to market the Wall Street Strategies Services and both parties desire to use the information generated from such cross-marketing to evaluate the benefit of a future working relationship.

         Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

AGREEMENT


1.       Wall Street Strategies Obligations.

         1.1 Customized Web Site. Wall Street Strategies shall customize a version of the Wall Street Strategies Services to include CyBerCorp's logo, trademarks and service marks and any information on special offer or promotions, which CyBerCorp may offer in conjunction with the joint marketing arrangement between the parties.

         1.2 Billing and Administration. Wall Street Strategies shall manage customer subscriptions to the Wall Street Strategies Services and provide the technical support, contract administration, subscription billing, exchange fee billing, reporting and collection services connected therewith.


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         1.3 Reporting.  Within  [***],  Wall  Street Strategies  shall  provide
CyBerCorp with a report for the month stating the number of impressions (or "hits") received on the customized Wall Street Strategies Services Web site.



2.       CyBerCorp's Obligations.

         2.1 Marketing. CyBerCorp shall provide hyperlinks on its Web site to the Web sites for the customized Wall Street Strategies Services. Subject to the terms of this Agreement, CyBerCorp shall provide copies of its logos, trademarks or service marks to Wall Street Strategies in JPEG format, or in such other electronic format as may be requested by Wall Street Strategies, and the CyBerX Trading Simulator for Wall Street Strategies' use on the customized Web site subject to the provisions of Section 3.2.

3.       Joint Obligations

         3.1 Promotion. Each party agrees to use diligent and good faith efforts to promote, at its own expense, the customized Wall Street Strategies Services to its respective customers and prospects including, without limitation, (i) through web marketing channels in the form of banner ads, special promotional sections on its Web site, and through e-mail messages, and (ii) through traditional marketing channels in the form of print and direct mail advertising and notifications accompanying corporate invoices or statements.

         3.2 Trademarks. Subject to the terms of this Agreement, each party grants the other a non-exclusive, non-transferable limited right and license to use the logos, trademarks and service marks identified on Exhibit A (collectively, the "Marks") for the sole purpose of (i) use on the customized Wall Street Strategies Services or the Order Entry System, and (ii) the advertising or marketing of the Wall Street Strategies Services or Order Entry System as contemplated by this Agreement. Each party acknowledges and agrees that the other party owns and otherwise has the exclusive right to use and to license its own Marks and that the other party shall have the right to review and approve or disapprove of its use of the other party's Marks. Neither party shall adopt or use, without the express written consent of the other party, any variation of the other's Marks, including translations, or any mark likely to be similar to or confusing with any of the other party's Marks. Each party agrees to conduct the advertising and marketing contemplated under this Agreement in a dignified manner, consistent with and enhancing the general reputation of each party's Marks.

         3.3 Hosting and Maintenance of the Web Sites. CyBerCorp shall be solely responsible for the hosting of its Order Entry System and Wall Street Strategies shall be solely responsible for the hosting of the Wall Street Strategies Services, including the customized Wall Street Strategies Services. Neither party warrants or guarantees any minimum level of service on its Web site nor guarantees uninterrupted or continuous access to its Web site.

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         3.4  Communications.  The parties recognize the value and importance of clear, accurate and consistent public communications regarding the relationship contemplated by this Agreement. Accordingly, the parties shall agree on the timing and content of any public announcement regarding the cooperative relationship described in this Agreement.

         3.5 Ownership and Control of Content. Nothing in this Agreement shall effect a transfer of ownership of any type or in any form from one party to the other, and each party shall, in providing information to the other, retain any rights of copyright, trademark or any intellectual property rights in such content that it possessed prior to providing such content, subject only to the rights to use the information as granted in this Agreement. Each party will retain full control of and responsibility for the creation, support and customization of its Web site including, without limitation, all creative control over the "look and feel" of the sites.

          3.6 Restrictions. Other than by engaging in the activities described in this Section 3, the parties agree that Wall Street Strategies shall not (i) describe CyBerCorp's brokerage services (other than disseminating or posting promotional or advertising materials approved or provided by CyBerCorp); (ii) become involved in the financial services offered by CyBerCorp, including, without limitation, by: (A) opening, approving, maintaining, administering, or closing customer brokerage accounts with CyBerCorp; (B) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with CyBerCorp; (C) extending credit to any customer for the purpose of purchasing securities through, or carrying securities with, CyBerCorp; (D) answering CyBerCorp customer inquiries or engaging in negotiations involving brokerage accounts or securities transactions; (E) accepting customer securities orders, selecting among broker-dealers or routing orders to markets for CyBerCorp execution; (F) handling funds or securities of CyBerCorp customers, or effecting clearance or settlement of customer securities trades; or (G)
resolving or attempting to resolve any problems, discrepancies, or disputes involving CyBerCorp customer accounts or related transactions, and applicable state law. Co-Marketer represents and warrants that in its performance hereunder it shall obey all applicable laws, regulations and rules of any government body or agency or other competent authority.

4.       Confidential Information

         4.1 Confidential Information. Each party acknowledges that Confidential Information may be disclosed to the other party during the course of the relationship established by this Agreement. "Confidential Information" shall mean any information relating to or disclosed in the course of the relationship established by this Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party, including technical processes, formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data and all data and information transmitted by the owning party to the Receiving Party. "Confidential Information" shall not include information:
(a) already lawfully known to or independently developed by the Receiving Party;
(b) disclosed in published  materials;  (c) generally  known to the public;  (d)

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lawfully  owned from any third  party;  or (e)  required to be disclosed by law.
Each party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information (but in no event less than due care), during the Term and for a period of three years following expiration or earlier termination of this Agreement, to prevent the duplication or disclosure of Confidential Information, other than by or to its employees or agents and the employees and agents of its affiliates and authorized subcontractors who must have access to the Confidential Information to perform such party's obligations hereunder, each of whom shall agree to comply with this Section 4.1.

5. Warranties and Representations. Each party represents and warrants to the other that (i) it has all right, power and authority to enter into and perform its obligations set forth in this Agreement in accordance with its terms; (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder will not violate any agreement to which it is a party or to which it is bound; (iii) it has the ability to provide all computer, telecommunications, software and other equipment and technology or resources necessary to perform its obligations as set forth in this Agreement; and (iv) its Web site shall be reasonably available and accessible by Internet users.

6.       Limitation of Liability, Disclaimer and Indemnification.

         6.1 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY (OR ITS AFFILIATES, EMPLOYEES, REPRESENTATIVES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION DIRECT LOSS OF PROFITS, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM THE BREACH OF ANY PROVISION OF THIS AGREEMENT, PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO (A) BREACH OF SECTION 4, (B) INDEMNITY OBLIGATIONS UNDER SECTION 6.3 OR (C) DIRECT DAMAGES RESULTING FROM INTENTIONAL OR WILLFUL BREACH OF THIS AGREEMENT.

         6.2 No Additional Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE WALL STREET STRATEGIES SITES, THE CYBERCORP WEB SITES, OR THE ORDER ENTRY SYSTEM, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. EACH PARTY EXPRESSLY DISCLAIMS ANY WARRANTY AS TO THE ACCURACY OF THE INFORMATION PROVIDED ON ITS WEB SITES AND, EXCEPT AS OTHERWISE PROVIDED, NEITHER PARTY ACCEPTS LIABILITY ARISING FROM ANY INACCURATE INFORMATION CONTAINED THEREIN.


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         6.3 Indemnity.  Each party (the "Indemnifying  Party") shall indemnify, settle, or defend and hold harmless the other party, its affiliates and the officers, directors, agents, affiliates, subcontractors and employees of each of these (the "Indemnified Party") from any and all third party claims, demands,
liabilities,   costs  or  expenses,   including   reasonable   attorneys'   fees
("Liabilities") to the extent such liabilities resulted from either (a) the Indemnifying Party's material breach of any obligation, representation, warranty or covenant set forth in this Agreement except to the extent the liabilities are the result of the Indemnified Party's negligence, or (b) that the information, content or other materials or services provided or made available by the
Indemnifying Party or the use thereof as specifically authorized by the Indemnifying Party, infringe any copyright or trademark rights of any third party, or are a misappropriation of any third party's trade secret, or contain any libelous, defamatory, disparaging, pornographic or obscene materials. The Indemnified Party shall (i) promptly notify the Indemnifying Party in writing of any indemnifiable claim and give the Indemnifying Party the opportunity to defend or negotiate a settlement of any such claim at the Indemnifying Party's
expense;   and  (ii)  cooperate  fully  with  the  Indemnifying  party,  at  the
Indemnifying Party's expense, in defending or settling any such claim.

7.       Term and Termination

         7.1 Term. The Term of this Agreement shall begin upon the Effective Date and shall continue for a period of 12 months unless terminated in accordance with the provisions of Section 7.2 or 7.3. Thereafter, the Term may be extended by mutual agreement of the parties.

         7.2 Termination. Either party may terminate this Agreement without cause by providing 60 days written notice to the other party. Wall Street Strategies shall not be obligated to grant new subscriptions, or to extend existing subscriptions, under the terms of this Agreement after the date on which a written notice of termination is received by either party.

         7.3 Termination on Default. This Agreement may be terminated by either party upon thirty (30) days prior written notice (immediately in the case of a breach of Section 4)if the other party has breached a material provision of this Agreement and has not cured such breach within such notice period. Upon the occurrence of any event of default, the non-defaulting party may exercise any right or remedy which may be available to it under applicable law subject to the limitations on liability set forth in this Agreement. In addition, and notwithstanding the foregoing, this Agreement shall terminate on the first of the following to occur:

         a. The date either party makes an assignment for the benefit of its creditors; or

         b. The date sixty days after any petition is filed by or against any party under any section or chapter of the Federal
                  Bankruptcy Act or any similar law or statute of the United States or any state thereof for the protection of creditors if such petition is not dismissed within (60) days after filing.

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8.       General

         8.1 Assignment. Neither this Agreement nor any right or obligation arising hereunder may be assigned (voluntarily, by operation of law or otherwise), in whole or in part, by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, except that either party may assign this Agreement to any acquiror of all or of substantially all of such party's equity securities, assets or business relating to the subject matter of this Agreement or to a related or affiliated company without consent of the other party.

         8.2 Applicable Law; Venue. This Agreement has been entered into in the State of Texas, and all matters or issues relating in any way thereto shall be governed by the laws of the State of Texas applicable to contracts entered into and performed entirely within the State without regard to Texas's conflicts or choice of law rules in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default of this Agreement, or otherwise arising under or by reason of this Agreement.

         8.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

         8.4 Complete Agreement. This Agreement and its attachments set forth the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings, communications or agreements, whether written or oral, regarding such subject matter.

         8.5 Amendment. This Agreement may not be amended or modified in any manner, except by a written instrument signed by the parties hereto.

         8.6 Notice. All notices, consents and approvals given under this Agreement shall be in writing and shall be delivered in person, by first class or express mail or facsimile addressed as follows:

         If to CyBerCorp:                         If to Wall Street Strategies:

         CyBerCorp, Inc.                          Wall Street Strategies Corp.
         115 Wild Basin Rd. Ste 300               130 William Street Ste 401
         Austin, Texas 78746                      New York, NY 10038

         ATTN: Butch Jones, EVP                   ATTN: Shawn D. Baldwin, COO

Either  Party may  change its  address or  addressee  for the  purposes  of this
Section 8.6 by written notice. Notice given in accordance with this Section 8.6 shall be deemed given when received.


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         8.7  Waiver.  No waiver by either  party of any  breach or fault by any other party shall be deemed a waiver of any other breach or default unless the waiver is in writing and signed by the waiving party.

         8.8 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

         8.9 Interpretation of Agreement. When a reference is made in this Agreement to a section, such reference shall be to the section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         8.10 Survival. The provisions of Sections 3.5, 4, 6 and 8 shall survive any expiration or termination of this Agreement for any reason.

         8.11 Relation of Parties. It is expressly declared that this Agreement and the relationships between the parties established hereby does not constitute a partnership, joint venture, agency, or contract of employment between them and neither party shall have the right to bind the other.

         8.12 Force Majeure. Neither party shall be deemed to be in default of any provision of this Agreement or for failure in performance resulting from acts or events beyond the reasonable control of such party and arising without its fault or negligence. Such acts shall include acts of God, civil or military authority, interruption of electric or telecommunication services, civil disturbances, war, strikes, fires, floods or other catastrophes. If for any of the reasons set forth above either party shall be unable to perform any obligation when due, such party shall immediately notify the other party of such inability and of the period over which such inability is expected to continue.


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         8.13 Further  Cooperation.  Each party hereto agrees to cooperate  with the other, at such other party's request and at such other party's expense, to execute any and all documents or instruments, or to obtain any consents, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Agreement.

         8.14 Good  Faith  Performance.  Each   party  agrees  to   perform  its
obligations hereunder in good faith.

         Agreed and entered into this 28th day of April 2000.

CyBerCorp, Inc.                                    Wall Street Strategies Corp.

By:  Butch Jones                                   By:  Shawn D. Baldwin

Name: /S/ Butch Jones, EVP                         Name: /S/ Shawn D. Baldwin
     -----------------------                            ------------------------

Date: 5/4/2000                                     Date: 5/4/2000
     -----------------------                             -----------------------

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                                    EXHIBIT A

                     IDENTIFICATION OF THE COMPANIES' MARKS


1.       CyBerCorp's Marks

         The CyBerTrader trademark is the name, phrase, or logo design which identifies the CyBerTrader stock market trading services to the end user and distinguishes it from other similar products. The CyBerTrader Trademarks and the CyBerTrader Logo are owned by CyBerCorp, Inc. and licensed to CyBerTrader.

         CyBerTrader Trademarks (herein so called)

                                       CyBerTraderO
                                       CyBerXO
                                       CyBerX IIO
                                       CyBerTO
                                       CyBerXchangeO

         CyBerTrader Logo (herein so called)


2.       Wall Street Strategies' Marks


                                    --------